Exhibit d.4

      AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

     SUB-ADVISORY AGREEMENT dated as of the 2nd day of August, 1999, as amended as of the 8th day of May, 2000, between Frontegra Asset Management, Inc., an
Illinois corporation (the "Adviser"), and Reams Asset
Management Company, LLC, a limited liability company organized under the laws of the State of Indiana (the
"Sub-Adviser").

     WHEREAS the Adviser has entered into an Investment
Advisory Agreement dated as of October 30, 1996 (the
"Advisory Agreement") with Frontegra Funds, Inc. (the
"Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to certain of the Fund's investment portfolios; and

     WHEREAS the Adviser wishes to retain the Sub-
Adviser to furnish certain investment advisory services to such portfolios, and the Sub-Adviser is willing to furnish those services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1.   Appointment.  The Adviser hereby appoints the
Sub-Adviser as an investment sub-adviser with respect to each of the Fund's portfolios named on an Exhibit to this Agreement (each, a "Portfolio") for the period and on the terms set forth in this Agreement. The Sub-
Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. Duties as Sub-Adviser. (a) Subject to the supervision of and any guidelines adopted by the Fund's
Board of Directors (the "Board") and the Adviser, the
Sub-Adviser will provide a continuous investment program for the Portfolios, including investment research and management. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolios. The Sub-
Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions. The Sub-Adviser will provide services under this Agreement in accordance with each Portfolio's investment objectives, policies and restrictions as stated with respect to such Portfolio in the Fund's Registration Statement on Form N-1A.

     (b)  The Sub-Adviser agrees that, in placing
orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio's, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute transactions with respect to a Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, so long as (i) such commission is paid in compliance with all applicable state and Federal laws and in accordance with this Agreement and (ii) the Sub-Adviser has determined in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-
Adviser to such

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Portfolio and its other clients and
that the total commissions paid by such Portfolio will be reasonable in relation to the benefits to such Portfolio over the long term. In no instance will securities of any Portfolio be purchased from or sold to the Sub-Adviser, or any affiliated person thereof except in accordance with the Federal securities laws and the rules and regulations thereunder. The Sub-
Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolios with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of a Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each such account. The
Adviser recognizes that in some cases this procedure may adversely affect the results obtained for such Portfolio.

     (c) The Sub-Adviser will maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolios, and will furnish the Board and the Adviser with such periodic and special reports as the Board or the Adviser may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-
Adviser hereby agrees that all records which it maintains for the Portfolios are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Fund and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records which it maintains for the Portfolios upon request by the Fund.

     (d)  At such times as shall be reasonably
requested by the Board or the Adviser, the Sub-Adviser will provide the Board and the Adviser with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolios and make available to the Board and the Adviser any economic, statistical and investment services normally available to institutional or other customers of the Sub-Adviser. Upon reasonable advance notice, twice each calendar year the Sub-Adviser will make its officers and employees available to meet with the Board and employees of the Fund at the Fund's principal place of business or another mutually agreed upon location to review the securities of the Portfolios.

     (e) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all securities constituting the Portfolios and will use its reasonable efforts to arrange for the provision of a price from a party or parties independent of the Sub-
Adviser for each security constituting part of a Portfolio for which the Fund or the Fund's administrator is unable to obtain prices in the ordinary course of business from an automated pricing service.

     3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will act in conformity with the Fund's Articles of Incorporation, By-laws and currently effective registration statement under the 1940 Act and any amendments or supplements thereto (the "Registration
Statement") and with the written instructions and written

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directions of the Board and the Adviser and
will comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the
"Advisers Act"), the rules under each, Subchapter M of the Internal Revenue Code of 1986 (the "Code") as applicable to regulated investment companies, the diversification requirements applicable to the
Portfolios under Section 817(h) of the Code and all other applicable Federal and state laws and regulations. The Adviser agrees to provide to the Sub-
Adviser copies of the Fund's Articles of Incorporation, By-laws, Registration Statement, written instructions and directions of the Board and the Adviser, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; provided, however, that the Sub-Adviser's duty under this Agreement to act in conformity with any document, instruction or guidelines produced by the Fund or the Adviser shall not arise until it has been delivered to the Sub-Adviser. In making any changes to a Portfolio's objectives, policies or restrictions the Board will make due allowance for the time within which the Sub-Adviser shall have to bring such Portfolio into compliance with such changes.

     4. Proxies. The Sub-Adviser shall have the power to vote all securities constituting a Portfolio and shall not be required to seek or take instruction from the Adviser or the Fund with respect to any such vote.

     5. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement other than commissions, taxes, fees or other charges or expenses directly related to the purchase, sale or exchange of any securities for the Portfolios. The Sub-
Adviser shall not be responsible for any expenses incurred by the Fund, the Portfolios or the Adviser.

     6. Compensation. (a) For the services provided by the Sub-Adviser with respect to a Portfolio pursuant to this Agreement, the Adviser will pay to the Sub-
Adviser a fee, computed daily and payable monthly, at an annual rate of the fee percentage of such Portfolio's average daily net assets (computed in the manner specified in the Advisory Agreement) set forth on the Exhibit relating to such Portfolio. With respect to the Frontegra Total Return Bond Fund, the
Adviser will pay to the Sub-Adviser an additional 0.10% of the average daily net assets of that Portfolio attributable to investors whose initial investment in such Portfolio (other than defined contribution or 401(k) plan investments) was equal to or greater than $30,000,000, regardless of the value of such investments following their initial investment. With respect to the Frontegra Opportunity Fund, the Adviser will pay to the Sub-Adviser an additional 0.10% of the average daily net assets of that Portfolio attributable to investors whose initial investment in such Portfolio
(other than defined contribution or 401(k) plan investments) was equal to or greater than $15,000,000, regardless of the value of such investments following their initial investment.

     (b) The fee due the Sub-Adviser with respect to each Portfolio shall be computed daily and shall be paid monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.
Along with each such monthly payment the Adviser shall provide the Sub-Adviser with a schedule showing the manner in which such fee was computed.

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     (c)  If during a Portfolio's first twelve months
of operation the Adviser waives any portion of the management fee due to the Adviser pursuant to the terms of the Advisory Agreement for the purpose of limiting such Portfolio's total operating expenses to the maximum expense percentage of such Portfolio's average daily net assets for such period set forth on the Exhibit relating to such Portfolio, and the resulting net management fee received by the Adviser is less than the compensation due to the Sub-Adviser pursuant to subparagraph (a) above (the difference between such net management fee and such compensation being hereinafter referred to as the "Difference"), the Sub-Adviser shall refund to the Adviser an amount equal to the Difference; provided, however, that (i) the Sub-Adviser shall not be required to refund to the Adviser an amount greater than the fees paid by the Adviser to the Sub-Adviser during such 12-month period; and (ii) such Difference shall be reduced to the extent that in such 12-month period the net management fee received by the Adviser with respect to all Portfolios exceeds the compensation due to the Sub-Adviser with respect to such Portfolios.

     (d)  If this Agreement becomes effective or
terminates with respect to a Portfolio before the end of any month, the fee relating to such Portfolio for the period from the effective date with respect to such Portfolio to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

     7. Limitation of Liability. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Portfolio, the Fund or its shareholders or by the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     8.   Representations of Sub-Adviser.  The Sub-
Adviser represents, warrants and agrees as follows:
(a) The Sub-Adviser (i) is registered as an Investment
Adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable Federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser and the Board with a copy of such code of ethics, together with evidence of its adoption. Within 15 calendar days of the end of the last calendar quarter of each year that this Agreement is in effect, the President of the Sub-
Adviser shall certify to the Adviser that the Sub-
Adviser has complied with the
requirements of Rule
17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Adviser, the Sub-Adviser shall permit the Adviser, its employees or its agents to examine the reports required to be made to the Sub-
Adviser by Rule 17j-1(c)(1) and all other records relevant to the Sub-Adviser's code of ethics.

     (c) The Sub-Adviser has provided the Adviser with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission (the "SEC") and promptly will furnish a copy of all amendments to the Adviser at least annually.

     9. Trademark. The Sub-Adviser shall have no rights relating to the name of the Fund or the word
"Frontegra" used in connection with investment products, services or otherwise, and shall make no use of such names without the express written consent of the Fund or Adviser, as the case may be.

     10. Services Not Exclusive. The Sub-Adviser may act as an investment adviser to any other person, firm or corporation, excluding any registered investment company, and may perform management and any other services for any other person, association, corporation, firm or other entity, excluding any registered investment company, pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto, except as prohibited by applicable law; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Sub-Adviser to or with the Fund, the Portfolios or the Adviser or deemed to violate or give rise to any duty or obligation of the Sub-Adviser to the Fund, the Portfolios or the Adviser except as otherwise imposed by law or by this Agreement.

     11. Duration and Termination. (a) This Agreement shall become effective with respect to a Portfolio upon the date of execution of the Exhibit relating to such Portfolio; provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of the Adviser, the Sub-Adviser or the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities issued by such Portfolio.

     (b) Unless sooner terminated with respect to a Portfolio as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of 12 months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of the Adviser, the Sub-Adviser or the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities issued by such Portfolio.

     (c) Notwithstanding the foregoing, this Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities issued by such Portfolio upon 60 calendar days written notice to the Sub-Adviser. This
Agreement may also be terminated, without the payment of any penalty, by either party hereto upon 180 calendar days written notice. This Agreement will terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

     12. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement with respect to a Portfolio shall be effective until approved (a) by a vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of the Adviser, the Sub-Adviser or the Fund, and (b) if required by the 1940 Act, by a vote of a majority of the outstanding voting securities issued by such Portfolio (in the case of (b), the Fund may rely upon an SEC order or no-action letter permitting it to modify this Agreement without such vote).

     13.  Governing Law.  This Agreement shall be
construed in accordance with the 1940 Act and the laws of the State of Indiana, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Indiana conflict with the applicable provisions of the 1940
Act, the latter shall control.

     14. Independent Contractor. In performing its duties under this Agreement the Sub-Adviser shall act as an independent contractor and unless otherwise expressly provided herein or authorized in writing, the Sub-Adviser will have no authority to represent the Fund, the Portfolios or the Adviser in any way or otherwise be deemed an agent of the Fund, the Portfolio or the Adviser.

     15.  Miscellaneous.  The captions in this
Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms
"majority of the outstanding voting securities,"
"affiliated person," "interested person," "assignment,"
"broker," "investment adviser," "net assets," "sale,"
"sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the Federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

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     16.  Notices.  Any written notice herein required
to be given to the Sub-Adviser or the Adviser shall be deemed to have been given upon receipt of the same at their respective addresses set forth below.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                         FRONTEGRA ASSET MANAGEMENT, INC.
                         400 Skokie Boulevard
                         Suite 500
                         Northbrook, Illinois 60062


                         By:  /s/ William D. Forsyth
                             -----------------------------
                         Name:   William D. Forsyth
                         Title:  Co-President
Attest:


/s/ Carol Gehl
-------------------
                         REAMS ASSET MANAGEMENT COMPANY, LLC
                         227 Washington Street
                         Columbus, Indiana 47201


                         By:  /s/ David B. McKinney
                         Name:   David B. McKinney
                         Title:  President
Attest:


/s/ Krista Lang
_________________

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                                              Exhibit A
                          to the Sub-Advisory Agreement


              FRONTEGRA OPPORTUNITY FUND


          Fee percentage:               0.45%


Executed as of the 8th day of May, 2000.


                         FRONTEGRA ASSET MANAGEMENT, INC.


                         By:  /s/ William D. Forsyth
                             ---------------------------
                         Name:   William D. Forsyth
                         Title:  Co-President


                         REAMS ASSET MANAGEMENT COMPANY, LLC


                         By:  /s/ David B. McKinney
                             -------------------------------
                         Name:   David B. McKinney
                         Title:  President

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                                              Exhibit B
                          to the Sub-Advisory Agreement


           FRONTEGRA TOTAL RETURN BOND FUND


          Fee percentage:               0.15%


Executed as of the 8th day of May, 2000.


                         FRONTEGRA ASSET MANAGEMENT, INC.


                         By:  /s/ William D. Forsyth
                             -----------------------------
                         Name:   William D. Forsyth
                         Title:  Co-President


                         REAMS ASSET MANAGEMENT COMPANY, LLC


                         By:  /s/ David B. McKinney
                             ------------------------------
                         Name:   David B. McKinney
                         Title:  President